UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2024

Apogee Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41740	93-4958665
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 Crescent Street, Building 17, Suite 102b,

Waltham, MA, 02453

(Address of Principal Executive Offices, including Zip Code)

(650) 394-5230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	APGE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On August 19, 2024, Apogee Therapeutics, Inc. (the “Company” or "Apogee") issued a press release announcing that it has initiated dosing of healthy volunteers in its first clinical trial for APG990, a novel, subcutaneous half-life extended monoclonal antibody targeting OX40L, which is initially being developed as a treatment for people living with atopic dermatitis ("AD"). A copy of the press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On August 19, 2024, the Company announced that it has initiated dosing of healthy volunteers in its first clinical trial for APG990, a novel, subcutaneous half-life extended monoclonal antibody targeting OX40L, which is initially being developed as a treatment for people living with atopic dermatitis. The APG990 Phase 1 clinical trial is designed as a double-blind, placebo-controlled, first-in-human, single-ascending dose trial in healthy volunteers. The study will evaluate the safety, tolerability and pharmacokinetics of APG990 and is expected to enroll approximately 40 healthy adults into five cohorts. Apogee expects interim data from the trial in 2025. Based on its preclinical studies, the Company believes APG990 can be dosed every three to six months in maintenance, which, if the Company’s clinical trials are successful, would represent a significant improvement compared to first generation OX40L antibodies that are expected to be dosed every four to twelve weeks.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, statements regarding: Apogee’s plans for its current and future clinical trials, including its Phase 1 clinical trial for APG990; Apogee’s plans for clinical trial design; the anticipated timing of the initiation of and results from Apogee’s clinical trials, including data from Apogee’s Phase 1 clinical trial of APG990; and the potential clinical benefit and half-life of APG990 and any other potential programs, including combination therapies. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Apogee believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Apogee’s filings with the U.S. Securities and Exchange Commission (the “SEC”)), many of which are beyond the company’s control and subject to change. Actual results could be materially different. Risks and uncertainties include: global macroeconomic conditions and related volatility, expectations regarding the initiation, progress, and expected results of Apogee’s preclinical studies, clinical trials and research and development programs; expectations regarding the timing, completion and outcome of Apogee’s clinical trials; the unpredictable relationship between preclinical study results and clinical study results; the timing or likelihood of regulatory filings and approvals; liquidity and capital resources; and other risks and uncertainties identified in Apogee’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 5, 2024, Quarterly Report on 10-Q for the quarterly period ended June 30, 2024, filed with the SEC on August 12, 2024, and subsequent disclosure documents it may file with the SEC. The Company claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apogee Therapeutics, Inc.

Date: August 19, 2024	By:	/s/ Michael Henderson, M.D.
	Name:	Michael Henderson, M.D.
	Title:	Chief Executive Officer